EXHIBIT 16



December 9, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      CEC PROPERTIES, INC.; COMMISSION FILE 0-188
---      -------------------------------------------

To whom it may concern:

We are in agreement with the above referenced Registrant's response to Item 304(a) as presented in Item 4, "Changes in Registrant's Certifying Accountants" of Registrant's Form 8K dated December 8, 1999.

Sincerely,

STARR AND WALTERS
ACCOUNTANCY CORPORATION



By:______________________
   David T. Starr
   Certified Public Accountant